Exhibit 3.1







                              ARTICLES OF AMENDMENT
                                       of
                            ARTICLES OF INCORPORATION

                                       of

                          PULASKI FURNITURE CORPORATION



1.       The name of the Corporation is Pulaski Furniture Corporation.


2. The amendment adopted is to replace the first four lines of the third paragraph of Article III, Part A, of the Corporation's Articles of Incorporation with the following:

                    "A series of Preferred Stock is hereby designated "Series A Cumulative Preferred Stock", which series is hereinafter referred to as "Series A", shall consist of 500,000 shares of Preferred Stock, and shall have the following description and terms:"


3.       No shares of the series referenced in the amendment have been issued.


4. Such amendment was duly adopted by the Board of Directors of the Corporation on December 12, 1997 pursuant to Section 13.1-639 of the Virginia Stock Corporation Act.
         Shareholder action was not required.



Dated:   December 31, 1997

                                        PULASKI FURNITURE CORPORATION

                                        By: /s/ Ira S. Crawford
                                           -----------------------
                                                Ira S. Crawford
                                                Vice President and Secretary

                                                                       EXHIBIT A
                                             As Amended and Restatedand Restated
                                                       Through December 31, 1997




                       RESTATED ARTICLES OF INCORPORATION
                                       of
                          PULASKI FURNITURE CORPORATION



                                    ARTICLE I

The name of the Corporation is

                          PULASKI FURNITURE CORPORATION


                                   ARTICLE II

             The purposes of the Corporation are to manufacture, buy, sell and deal in furniture of all kinds and, without limitation by reason of the foregoing, to engage in any business not required to be stated in the articles of incorporation.

             The Corporation shall have the power to enter into partnership agreements with other corporations, whether organized under the law of the State of Virginia or otherwise, or with any individual or individuals.


                                   ARTICLE III

         The Corporation shall have authority to issue 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock (which may be issued in various classes and series as hereinafter provided).

             The description of the Preferred Stock and the Common Stock, and the designations, preferences and voting powers of such classes of stock or restrictions or qualifications thereof, and the terms on which such stock is to be issued (together with certain related provisions for the regulation of the business and for the conduct of the affairs of the Corporation) shall be as hereinafter set forth, or determined as hereinafter set forth, in Parts A, B and C of this Article III.

                             PART A. PREFERRED STOCK

             The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Virginia Stock Corporation Act, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series of the same class.

             Prior to the issuance of any shares of a class or series of Preferred Stock, (i) the Board of Directors shall establish such class or series by adopting a resolution, and by filing with the State Corporation Commission of Virginia articles of amendment setting forth the designation and number of shares of the class or series and the relative rights and preferences thereof, and (ii) the State Corporation Commission of Virginia shall have issued a certificate of amendment thereof.

                    A series of Preferred Stock is hereby designated "Series A Cumulative Preferred Stock", which series is hereinafter referred to as "Series A", shall consist of 500,000 shares of Preferred Stock, and shall have the following description and terms:

1.      Dividends and Distributions.

        (a) The holders of shares of Series A shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on the first day of each January, April, July and October (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $11.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date. In the event the Corporation shall at any time after December 15, 1967 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock,
        (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (b) The Corporation shall declare a dividend or distribution on the Series A as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 70 days prior to the date fixed for the payment thereof.

        (d) Dividends in full shall not be declared or paid or set apart for payment on the Series A for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date.

2. Voting Rights. The holders of shares of Series A shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (1) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
         (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein, the Restated Articles of Incorporation or Bylaws, the holders of shares of Series A, and the holders of shares of Corn-'non Stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation.

         (c) In addition, in the event that at any time or from time to time while any shares of the Series A are outstanding, six or more quarterly dividends, whether consecutive or not, on any shares of the Series A shall be in arrears and unpaid, whether or not earned or declared, then the holders of all of the outstanding shares of the Series A together with any other series of Preferred Stock then entitled to such a vote under the terms of the Restated Articles of Incorporation of the Corporation, voting as a single class, shall be entitled to elect two members of the Board of Directors of the Corporation. Immediately after the occurrence of such event, the Corporation shall cause the number of directors of the Corporation to be increased by two and (unless a regular meeting of stockholders of the Corporation is to be held within sixty (60) days for the purpose of electing directors) shall give prompt notice to the holders of all of the outstanding shares of Preferred Stock then so entitled to such a vote of a special meeting of such holders to take place within sixty (60) days after the occurrence of such event. If such meeting shall not have been called as so provided, such meeting may be called at the expense of the Corporation by the holders of not less than five percent (5%) of. such Preferred Stock at the time outstanding, on written notice specifying the time and place of the meeting given by mail not less than ten (10) days or more than thirty (30) days before the date of such meeting specified in such notice. At such meeting the holders of all of such Preferred Stock at the time outstanding, voting as a single class, shall have the right to elect two (2) members of the Board of Directors of the Corporation.

         If a regular meeting of the stockholders of the Corporation for the purpose of electing directors is to be held within sixty (60) days after the occurrence of such event then at such meeting, and, in any event, at each subsequent meeting of the stockholders of the Corporation called for the purpose of electing directors, the holders of such Preferred Stock at the time outstanding, voting as a single class, shall have the right to elect two (2) members of the Board of Directors on the same conditions as stated above.

         At any special or regular meeting provided for in the next two preceding paragraphs, each outstanding share of such Preferred Stock shall be entitled to one vote for the election of the directors provided for herein; the holders of a majority of the shares of such Preferred Stock at the time outstanding shall constitute a quorum; and a plurality vote of such quorum shall govern.

         The directors elected by the holders of such Preferred Stock shall hold office until their successors shall be elected; provided that their term of office shall automatically expire at such time as all dividends on all outstanding shares of such Preferred Stock in arrears shall have been paid in full.

         (d) Except as set forth herein or as otherwise provided in the Restated Articles of Incorporation, holders of Series A shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action

3.       Certain Restrictions.
         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A outstanding shall have been paid in full, the Corporation shall not

                    (i) declare or pay or set apart for payment any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Series A) or make any other distributions on, any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A and shall not redeem, purchase or otherwise, acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise any shares of any class of stock of the Corporation ranking junior (either as to dividends or. upon liquidation, dissolution or winding up) to the Series A, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of other shares of stock of any such junior class;

                    (ii)  declare  or  pay   dividends  on  or  make  any  other
                    distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A, except dividends paid ratably on the Series A and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A;

                    (iv) purchase or otherwise acquire for consideration any shares of Series A, or any shares of stock ranking on a parity with the Series A, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section (3), purchase or otherwise acquire such shares at such time and in such manner.

4. Reacquired shares. Any shares of Series A purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

5.       Liquidation, Dissolution or Winding Up.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A unless, prior thereto, the holders of shares of Series A shall have received $200.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph c below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stocky (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A and Common Stock, respectively, holders of Series A and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

        (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

        (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
        (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

6 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in oany such case the shares of Series A shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be1 into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (1) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Redemption. The outstanding shares of Series A may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, at which no person beneficially owns more than 10% of the outstanding Common Stock of the Corporation at a cash price per share equal to (i) 100% of the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest; provided, however, that if and whenever any quarterly dividend shall have accrued on the Series A that has not been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation may not purchase or otherwise acquire any shares of Series A unless all shares of such stock at the time outstanding are so purchased or otherwise acquired. The "Average Market Value" is the average of the closing sale prices of a share of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or1 if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Board of Directors in good faith.

8. Ranking. The Series A shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

9. Amendment. The Corporation shall not create any other class or classes of stock ranking prior to the Series A either as to dividends or liquidation, or increase the authorized number of shares of any such other class of stock, or amend, alter, or repeal any of the provisions of the Restated Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors authorizing the Series A so as to adversely affect the preferences, rights or powers of the Series A without the affirmative vote of the holders of more than two-thirds of the outstanding shares of the Series A, voting separately as one voting group.

10. Fractional Shares. Series A may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A.

                              PART B. COMMON STOCK

1. Voting Rights. The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the ejection of directors and for all other purposes without limitation except only (a) as otherwise provided in the articles of amendment to these Articles for a particular series of Preferred Stock filed pursuant to Part A of this Article III and (b) as otherwise expressly provided by the then existing statutes of the Commonwealth of Virginia. The holders of the Common Stock shall have one (1) vote for each share of Common Stock held by them.

2. Dividends. Subject to the provisions hereinabove set forth with respect to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally avail-able therefor.

                              PART C. MISCELLANEOUS

1. Pre-emptive Rights. No holder of (a) stock of any class of the Corporation, whether now or hereafter authorized, or (b) any warrants, rights or options to purchase any stock, or (c) any obligations convertible into any such stock or into any warrants, rights or options to purchase any such stock (the interests referred to in clause (a), (b) and (C) of this Section 1 being hereinafter referred to as Equity Interests) shall have (i) any pre-emptive or preferential right to purchase or subscribe to any Equity Interests that may hereafter be created, issued or sold or (ii) any right of subscription to any Equity Interests. The Board of Directors is hereby authorized, in its discretion, without any action by the stockholders in connection with the issuance of any obligations or stock of the Corporation (but without hereby limiting the powers of the Board in other cases) to grant rights or options to purchase or receive Equity Interests, upon such terms and during such periods of time as the Board of Directors shall determine and to cause such rights or options to be evidenced by such warrants or other instruments as the Board of Directors may deem advisable.



                                   ARTICLE IV

1. Number, Election & Term of Directors. The number of directors shall be set forth in the fly-laws, but, in the absence of such a provision in the By-laws, the number of directors of the Corporation shall be seven; provided that the number of directors set forth by the By-laws cannot be increased by more than two during any twelve-month period except by the affirmative vote of at least 90% of the outstanding shares of Common Stock. Commencing with the 1987 annual meeting of stockholders, the Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. At the 1987 annual meeting of stockholders, directors of the first class (Class
I) shall be elected to hold office for a term expiring at the 1968 annual meeting of stockholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1989 annual meeting of stockholders; and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 1990 annual meeting of stockholders. At each annual meeting of stockholders after 1987, the Successors to the class of directors whose terms shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

2. Newly-created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next meeting of stockholders at which directors are elected. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, any director may be removed, with or without cause, only by the affirmative vote of the holders of at least 80% of the out-standing shares of Common Stock.

4. Amendment or Repeal. The provisions of this Article shall not be amended or repealed, nor shall any provision of these Articles of Incorporation be adopted that is inconsistent with this Article, unless such action shall have been approved by the affirmative vote of either:

         (a) the holders of at least 60% of the outstanding shares of Common Stock; or

         (b) a majority of those directors who are Continuing Directors and the holders of the requisite number of shares specified under applicable Virginia law for the amendment of articles of incorporation.

5. Certain Definitions. For purposes of this Article:

         (a) "Continuing Director" means any member of the Board of Directors who:

                  (i) was elected to the Board of Directors of the Corporation at the 1987 annual meeting of stockholders; or

                  (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Continuing Directors then on the Board.

         {b) "Common Stock" shall mean the class of common stock of the Corporation outstanding on February 13, 1967, and any other class of stock of the Corporation into which all outstanding shares of such class of common stock are converted or for which all such shares are exchanged.



                                    ARTICLE V

             Except as expressly otherwise provided in these Articles of Incorporation, an amendment or restatement of these Articles that requires approval of the stockholders of the Corporation, other than an amendment or restatement that amends or affects the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, statutory share exchange, sale of all or substantially all of the Corporation's assets or the dissolution of the Corporation or amends or affects Article IV of these Articles, shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter.